[LETTERHEAD OF PATTERSON BELKNAP WEBB & TYLER LLP]

                                December 20, 2007

Citibank, N.A. - ADR Department
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

            We refer to the Registration Statement on Form F-6 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "SEC") by the legal entity created by the Deposit Agreement (as hereinafter defined) for the purpose of registering under the U.S. Securities Act of 1933, as amended (the "Securities Act"), 25,000,000 American Depositary Shares (the "ADSs") to be issued under the Amended and Restated Deposit Agreement, dated as of November 19, 1997 (the "Amended and Restated Deposit Agreement"), by and among Citibank, N.A., as Depositary, Groupe Danone, a company organized and existing under the laws of The Republic of France (the "Company"), and the Holders and Beneficial Owners (each as defined in the Deposit Agreement and hereinafter used as so defined) from time to time of ADSs issued thereunder, as amended by Amendment No.1 to Amended and Restated Deposit Agreement, dated as of September 26, 2007, by and among, the Company, the Depositary and the Holders and Beneficial Owners from time to time of ADSs issued thereunder (an executed copy of which is being filed as Exhibit (a) (i) to the Registration Statement (the "Amendment" and together with the Amended and Restated Deposit Agreement, the "Deposit Agreement"). Each ADS will represent, subject to the terms and conditions of the Deposit Agreement and the applicable American Depositary Receipt ("ADR") representing such ADS, one-fifth of an ordinary share in bearer form, nominal value (euro)0.25 per share, of the Company (the "Shares").

            Nothing contained herein or in any document referred to herein is intended by this firm to be used, and the addressees hereof cannot use anything contained herein or in any document referred to herein, as "tax advice" (within the meaning given to such term by the U.S. Internal Revenue Service ("IRS") in IRS Circular 230 and any related interpretative advice issued by the IRS in respect of IRS Circular 230 prior to the date hereof, and hereinafter used within such meaning and interpretative advice). Without admitting that anything contained herein or in any document referred to herein constitutes "tax advice" for any purpose, notice is hereby given that, to the extent anything contained herein or in any document referred to herein constitutes, or is or may be interpreted by any court, by the IRS or by any other administrative body to constitute, "tax advice," such "tax advice" is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the U.S. Internal Revenue Code of 1986, as amended, or (ii) promoting, marketing or recommending to any party any transaction or matter addressed herein.

            Assuming that the Registration Statement will, at the time of their issuance, have been declared effective by the SEC, the Deposit Agreement has been duly executed and delivered, and the Shares have been legally issued, we are of the opinion that the ADSs, when issued in accordance with the terms of the Deposit Agreement and the Registration Statement, will be legally issued and will entitle the Holders to the rights specified in the Deposit Agreement and the ADR(s) evidencing the ADS(s).

            This opinion is limited to the laws of the State of New York and the Federal laws of the United States. Without admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act, we hereby consent to the use of this opinion as Exhibit (d) to the Registration Statement.

                                        Very truly yours,

                                        PATTERSON BELKNAP WEBB & TYLER LLP


                                        By: /s/ Herman H. Raspe
                                            ------------------------------
                                            A Member of the Firm